                                                              EXHIBIT 1.A.(8)(b)


                                   AGREEMENT


         AGREEMENT dated as of February 1, 1993, by and between Merrill Lynch Life Insurance Company ("MLLIC"), an Arkansas corporation, on its own behalf and on behalf of the Merrill Lynch Variable Life Separate Account (the "Separate Account"), and Merrill Lynch Funds Distributor, Inc. ("MLFD").

                             W I T N E S S E T H :

         WHEREAS, the Separate Account is a separate account established and maintained by MLLIC pursuant to the laws of the State of Arkansas for certain variable life insurance contracts issued by MLLIC;

         WHEREAS, the Separate Account is registered as a unit investment trust under the Investment Company Act of 1940 ("Investment Company Act");

         WHEREAS, the Merrill Lynch Series Fund, Inc. ("Series Fund") ia registered as an open-end management investment company organized as a series fund under the investment Company Act and MLFD, pursuant to a written agreement, is acting as the principal underwriter for the Series Fund;

         WHEREAS, the Series Fund is offering shares of ten of its portfolios to the Separate Account;

         WHEREAS, to the extent permitted by applicable insurance laws and regulations, MLLIC intends to purchase shares in each of the offered portfolios on behalf of the Separate Account to fund the variable life insurance contracts and MLFD is authorized to sell such shares to unit investment trusts such as the Separate Account at no-load;

         NOW, THEREFORE, MLLIC and MLFD hereby agree as follows:

         1. MLFD agrees that it will sell to the Separate Account those shares of the Series Fund which the Separate Account orders, executing such orders on a daily basis at the net asset value next computed after receipt of the order for the shares of the portfolios of the Series Fund.

         2. All purchases of shares in the Series Fund by MLLIC for its Separate Account from MLFD shall be at net asset value and no commission shall be payable to MLFD.

         3. A purchase of Fund shares shall be settled within five business days after the transaction is effected.

         4. This Agreement shall remain in effect until terminated by the mutual written consent of the parties hereto.

         5.      This Agreement shall be subject to the provisions of the

Investment Company Act, the Securities Act of 1933 and the Securities Exchange Act of 1934 and the rules and regulations, and rulings thereunder, including such exceptions from those statutes, rules and regulations as the Securities and Exchange Commission may grant, and the terms hereof shall be interpreted and construed in accordance therewith.

         6. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


                                         MERRILL LYNCH LIFE INSURANCE COMPANY


Attest:                                  By:   /s/ JOHN C. CIRINCION
                                             -------------------------------
                                               Name: John C. Cirincion
                                               Title: Vice President &
   /s/ GRETA L. ULMER                                  Senior Counsel
------------------------
   Greta L. Ulmer

                                         MERRILL LYNCH FUNDS
                                           DISTRIBUTOR, INC.


Attest:                                  By:   /s/ CHARLES P. BORKOWSKI, JR.
                                             -------------------------------
                                               Name: Charles P. Borkowski, Jr.
                                               Title: First Vice President
   /s/ CAROLINE J. HENRY
-------------------------
   Caroline J. Henry





                                     - 3 -